J . P . M o r g a n H e a l t h c a r e C o n f e r e n c e S a n F r a n c i s c o , C A │ J a n u a r y 1 4 , 2 0 1 4 Jay Grinney, President and Chief Executive Officer

The information contained in this presentation includes certain estimates, projections and other forward- looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchases of securities, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2012, our Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated January 13, 2014, to which the following supplemental slides are attached as Exhibit 99.1, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements 2

HealthSouth is the Nation's leading IRF Owner and Operator



New Hospitals

- ★ Walton acquisition; 58-bed hospital in Augusta, GA; acquired April 1, 2013
- ★ Littleton, CO; 40-bed hospital; began accepting patients May 15, 2013
- ★ Stuart, FL; 34-bed hospital; began accepting patients June 5, 2013
- ○ CON approved for 50-bed hospital in Altamonte Springs, FL; expect to be operational Q4 2014
- ○ CON approved for 50-bed hospital in Newnan, GA; expect to be operational Q4 2014
- ○ CON approved for 34-bed hospital in Middletown, DE; expect to be operational Q4 2014
- ○ Purchased land for 50-bed hospital in Modesto, CA; expect to be operational in Q4 2015
- ● CON approved for 40-bed hospital in Franklin, TN; under appeal

Portfolio – As of December 31, 2013	
103	Inpatient Rehabilitation Hospitals ("IRF") • 31 operate as JV's with Acute Care Hospitals
20	Outpatient Rehabilitation Satellite Clinics
25	Hospital-Based Home Health Agencies
28 + Puerto Rico	Number of States
~ 23,600	Employees

Key Statistics – TTM as of Sept 30, 2013	
~ $2.3 Billion	Revenue
128,777	Inpatient Discharges
812,296	Outpatient Visits

Patients Served

Most Common Conditions (Q3 2013):

1.	Neurological	22.4%
2.	Stroke	16.0%
3.	Other orthopedic conditions	9.7%
4.	Fracture of the lower extremity	9.4%
5.	Debility	8.7%

Marketshare

- ~ 9% of IRFs (Total in U.S. = 1,134)
- ~ 19% of Licensed Beds
- ~ 21% of Patients Served

3

HEALTHSOUTH

2013 Summary 4 Strong operating performance and operations enhancements Organic growth complemented by capacity expansions and new development Further strengthening of the balance sheet Significant shareholder distributions

2013 Highlights  2013 full-year discharge growth of approx. 5.0%; Same-store discharge growth of approx. 2.5%(1)  Integrated three new hospitals (Augusta, GA; Littleton, CO; Stuart, FL)  Continued quality improvement as measured by FIM® (2) gain (functional independence measure)  Installed clinical information system (CIS) in 20 additional hospitals bringing the total to 36 hospitals  Major renovations at two hospitals (Sunrise, FL; Chattanooga, TN)  96 HealthSouth hospitals have now received certification for one or more disease-specific certifications from the Joint Commission’s Disease-Specific Care Certification Program. 5 Strong Operating Performance and Operations Enhancements (1) Negatively impacted by the divestiture of 41 SNF beds in Q1 2013. (2)FIM ® is a registered trademark of Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc.

Capacity Expansions and New Development 2013 Highlights  Acquired Walton Rehabilitation Hospital (58 beds) in Augusta, GA, in April 2013  Opened two de novos:  Littleton, CO in May 2013 (40 beds)  Stuart, FL in June 2013 (34 beds)  Added 68 beds to existing hospitals  Moved into new HealthSouth Rehabilitation Hospital of Western Massachusetts in Ludlow, MA (53 beds) in December 2013. This hospital replaced a leased facility.  Broke ground in Q4 2013 on three de novos and expect all to be operational in Q4 2014:  Altamonte Springs, FL (50 beds)  Newnan, GA (50 beds)  Middletown, DE (34 beds) 6 Total incremental IRF beds added in 2013 = 200

Strengthened Balance Sheet 2013 Highlights  Amended and extended the revolving credit facility  Exchanged 257,110 shares of our convertible perpetual preferred stock for $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 (non- cash transaction)  Purchased the real estate previously subject to leases associated with four of our hospitals (~ $70 million)  Redeemed 10% of the 2018 and 2022 Senior Notes (~$58 million)  Entered into agreements with the IRS resulting in increase of gross federal NOL of approx. $283 million 7

Significant Shareholder Distributions 2013 Highlights  Completed tender offer of common shares ―Approx. 9.5% (9,119,450) of our common shares were purchased at $25.50 per share. ― Total cost of approx. $234 million (including fees and expenses related to the tender offer)  Paid first quarterly cash dividend on common stock of $0.18 per share on October 15, 2013  Declared a quarterly cash dividend on common stock payable on January 15, 2014 to holders of record on January 2, 2014 8

Revised 2013 Guidance(1) (as of January 13, 2014) (1) The Company has not yet closed its books for Q4 2013 and year-end 2013. A number of items have not been finalized including insurance reserves (group medical, workers’ compensation, general and professional liability) and bad debt expense. (2) Reconciliation to GAAP provided on slides 20, 24, and 29. 9 Feb. 19, 2013 October 28, 2013 January 13, 2014 $506 million to $516 $533 million to $538 $542 million to $545 million million million October 28, 2013 $533 million to $538 million Earnings per Share from Continuing Operations Attributable to HealthSouth (2) Adjusted EBITDA (2) Original Guidance Revised Guidance Preliminary observations and considerations can be found in the appendix on slides 19 and 20. January 13, 2014 (1) $ 2.50 to $ 2.52

$1.81 $1.66 $1.51 $1.25 $1.25 $1.51 -2 -1 0 1 2 3 4 5 6 $1.00 $1.25 $1.50 $1.75 $2.00 YE 2008 YE 2009 YE 2010 YE 2011 YE 2012 Sept. 30, 2013 Pro Forma Total Debt 5.6x 2.8x (3) (4) Reflects the exchange transaction (4) Strong Free Cash Flow and Balance Sheet Flexibility Facilitate Shareholder Value Creating Opportunities 10 Leverage Ratio (2) (billions) $9 $155 $181 $243 $268 $346 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 2008 2009 2010 2011 2012 Sept. 30, 2013 Trailing 4 Qtrs Adjusted Free Cash Flow (1) (millions) (1) Reconciliation to GAAP provided on slide 23. (2) Based on 2008 and pro forma 4 Qtr. trailing Adjusted EBITDA as of September 30, 2013 of $322.6 million and $537.9 million, respectively; reconciliation to GAAP provided on slides 24-29. (3) In November 2013, the Company redeemed $30.2 million and $27.9 million of its 7.25% Senior Notes due 2018 and its 7.75% Senior Notes due 2022, respectively. (4) On November 18, 2013, the Company closed separate, privately negotiated exchange agreements under which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company’s 6.5% Series A Convertible Perpetual Preferred Stock. The Company expects to record approx. $248 million as debt and approx. $72 million as equity. Cash Interest Expense $159 $98

Priorities for Reinvesting Free Cash Flow

(millions)

Priority	Category	Item	2014 Assumptions	2013 Estimates (1)	2012 Actuals
Remains Highest Priority	Growth in Core Business	Bed expansions (target ~ 80 beds/yr) and unit consolidations	$20 to $30	$25	$16.6
		New IRF's (target 4-6/yr)	45 to 75	56	41.1
			$65 to $105, excluding acquisitions	$81	$57.7
			2014 Assumptions	**2013 (1) Estimates**	**2012 Actuals**
Objectives Achieved	Debt Reduction	Debt pay down, net (2)	N/A	($257)	-
		Purchase leased properties (3)	$15 to $20	90	$19.1
Complements Growth Investments	Shareholder Distribution	Convertible preferred stock repurchase (2)	-	248	46.5
		Cash dividends on common stock (4)	64	16	-
		Common stock repurchase ($200 million authorization) (5)	TBD	234	-
			TBD	$331	$65.6

(1) The Company has not yet closed its books for Q4 2013 and year-end 2013.
(2) Issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company's 6.5% Series A Convertible Perpetual Preferred Stock. No cash was used in the transaction. The Company expects to record approx. $248 million as debt and approx. $72 million as equity.
(3) 2012 includes the purchase of the real estate (previously subject to an operating lease) associated with our joint venture hospital in Fayetteville, AR for approx. $15 million, half of which was reimbursed to us by our joint venture partner through a capital contribution; 2012 and 2013 include an investment for a replacement hospital for our previously leased hospital in Ludlow, MA.
(4) On July 25, 2013, the board of directors approved the initiation of a quarterly cash dividend on our common stock of $0.18 per share.
(5) On October 25, 2013, the board of directors authorized the repurchase of up to $200 million of our common stock, subject to certain terms and conditions. The $234 million reflects the tender offer for approx. 9.5% of the common shares completed in Q1 2013.

11

HEALTHSOUTH

Core Business: Investment Considerations 12 (1) Future cash payback periods may increase when the Company exhausts its NOLs (slide 22). All projects have minimum IRR target of 15% (pre-tax). New Inpatient Rehabilitation Hospitals (IRFs) New IRFs – De Novos (40 bed) New IRFs - Acquisitions • Typical investment of $18 to $22 million per hospital • Cash Payback (1) = 5 to 7 years • May be structured as a joint venture • Inclusive of CON costs (where applicable) • Includes cost of CIS installation • Prototype includes all private rooms • A minimum of 30 patients treated for zero revenue (Medicare certification) • Core infrastructure of building anticipates future expansion; potential to enhance returns with future bed expansion • Price varies depending on size, market and physical asset • Cash Payback (1) = 4 to 6 years • May be structured as a joint venture • Clinical information system is additive to purchase price Value Added • TeamWorks approach to sales/marketing • Labor management tools and best practices • Clinical expertise • Clinical technology and programming • Supply chain efficiency • Medical leadership and clinical advisory boards Investment Considerations Same-Store Growth Bed Expansions Unit Consolidations • High incremental margins; best use of discretionary capex • May be subject to CON approval • Investment varies based on size and hospital configuration • Low risk - market presence and bed need well- established • May be structured as a joint venture • Improves occupancy in market • Facilitates future bed expansions

13 Summary: Multiple Avenues Available for Continued Growth The IRF patient population is experiencing favorable long-term demographic trends: • Aging of baby boomer generation • Increased average life expectancy • Low threat of technological obsolescence • The Company continues to have excellent organic growth opportunities, including bed expansions and unit consolidations. – Nondiscretionary nature of many conditions served – Track record of consistent market share gains • Organic growth will be complemented with new IRF’s. – De novos and IRF acquisitions will allow entry into, and growth in, new markets. – Proven track record of success • Longer-term consideration of opportunistic acquisitions of complementary post-acute services predicated on: – Regulatory clarity – Purchase price and terms and conditions (1) 2012 Annual Report of the Boards of Trustees of the Federal Hospital Insurance and Federal Supplementary Medical Insurance Trust Funds – pages 10 and 22 As the 1946-1965 baby boom generation reaches 65, the growth in the number of beneficiaries increases from 2% to about 3%. (1)

Summary: Well Positioned for Shifts to Coordinated Care Delivery Models

- Evolutionary rather than revolutionary
- Strong balance sheet and free cash flow enhance flexibility

✓ 31 joint ventures with acute care hospitals already in place (examples include):
- Barnes-Jewish
- University of Virginia Medical Center
- Vanderbilt University

✓ Strong balance sheet and free cash flow:
- No significant debt maturities prior to 2018
- Relatively low financial leverage
- Ample liquidity under revolving credit facility
- Consistently strong free cash flow

✓ Installing clinical information systems (CIS) in all HealthSouth hospitals:
- 36 installations completed
- Cerner custom system capable of interfaces with all major acute care EMR systems
- Participating in Health Information Exchanges (HIE)

✓ High-quality, cost-effective provider:
- FIM® gains consistently exceed industry results
- Scale and operating leverage contribute to low cost per discharge (1)
- On average, Medicare pays HealthSouth less per discharge although HealthSouth treats a higher acuity patient. (1)

✓ Flexibility in managing physical plant:
- 102 HealthSouth IRF's are free-standing
- 75 HealthSouth IRF's are owned vs. leased

✓ Participation in new delivery models:
- Exploring ACO participation in several markets
- Participating in bundled payment pilots

(1) Reference slide 8 in the Investor Reference Book at www.healthsouth.com/investors

14

HEALTHSOUTH

Appendix

Business Outlook: 2014 to 2016[(1)]

Business Model
- **Adjusted EBITDA CAGR: 4-8%** [(2)]
- **Continued strong free cash flow generation**

Potential depletion of the federal NOL during the 2014 to 2016 timeframe will affect Cash Flow CAGR.

Strategy	2013	2014	2015	2016
Shareholder Distribution	$233 million common stock tender; initiated dividends	• **Quarterly cash dividends** • **Opportunistic share repurchases**		
Leverage	**< 3.0x** Debt to Adjusted EBITDA	**< 3.0x Debt to Adjusted EBITDA** (subject to shareholder value-creating opportunities)		
Core Growth	**Bed expansion = 68**	**Same-store Growth** (Includes bed expansions and unit consolidations)		
	New IRF's = 3 Littleton, CO, Stuart, FL, Augusta, GA	**New IRF's** (target of 4-6/year) Altamonte Springs, FL; Newnan, GA; Middletown, DE	**New IRF's** (target of 4-6/year)	
Opportunistic Growth		**Consider opportunistic, disciplined acquisitions** of complementary post-acute services		
Key Operational Initiatives	• **Enhancing outcomes and patient experience**			
	• **Implementing CIS:** Target 20 hospitals/year; Installation complete in 36 hospitals through YE2013; Expect installation at all hospitals by YE2017.			
	• **Positioning for evolving delivery and payment models:** ACO, bundling, etc.			

(1) If legislation affecting Medicare is passed, HealthSouth will evaluate its effect on the Company's business model.
(2) This is a multi-year CAGR; annual results may fall outside the range. Reconciliation to GAAP provided on slides 23, 24, and 29.

16

HEALTHSOUTH

Business Outlook: Revenue Assumptions

Revenue

Volume

- 2.5% to 3.5% annual growth (excludes acquisitions)
- Includes bed expansions, de novos and unit consolidations

Pricing



Medicare
72%
Managed Care
20%
Other
8%

Medicare Pricing	FY 2014 (3) Q4 13 - Q3 14	FY 2015 Q4 14 - Q3 15	FY 2016 Q4 15 - Q3 16
Market basket update (1)	2.6%	2.9%	2.9%
Healthcare reform reduction	30 bps	20 bps	20 bps
Productivity adjustment (1)	50 bps	~ 100 bps	~ 100 bps

Managed Care Expected Price Increases		
2014	2015	2016
2-4%	2-4%	2-4%

2% Sequestration (2)

(1) Medicare IRF-PPS Notice for FY 2014 and management's estimates for FY 2015 and FY 2016.

(2) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation. We currently estimate this automatic reduction, known as "sequestration," will result in a net year-over-year decrease to our net operating revenues of approx. $8 million in 2014 (Anniversaries April 1, 2014).

(3) HealthSouth believes, based on the Medicare IRF-PPS Rule for FY 2014, it should realize a net increase of approx. 1.95% in FY 2014 before sequestration. Because sequestration began in Q2 2013 and does not anniversary until Q2 2014, HealthSouth expects Medicare pricing after sequestration to be approx. flat for Q1 2014.

17

HEALTHSOUTH

Business Outlook: Expense Assumptions Expense Salaries & Benefits (1) Hospital Expenses • Other operating expenses and supply costs tracking with inflation • Occupancy costs declining as a percent of revenue • Bad debt expense of approx. 1.3% to 1.5% 2014 2015 2016 Merit increases 2.0-2.5% 2.0-2.5% 2.0-2.5% Benefit costs in reases 5-8% 5-8% 5-8% General and Administrative ~4% of revenue (excludes stock-based compensation) Salaries & Benefits Hospital Expenses (1) Salaries, Wages and Benefits: ~ 89% Salaries and Wages; ~11% Benefits. 18

Revised Adjusted EBITDA (1) Guidance (1) Reconciliation to GAAP provided on slides 24 and 29. Q4 2013 preliminary observations and considerations:  Discharge growth of approx. 3.8%; New-store discharge growth of 2.5%  Revenue per discharge increase of approx. 3.4% before sequestration  Adjusted EBITDA reduction of approx. $8 million (net of noncontrolling interests) for sequestration  Q4 2013 included a 2.2% merit increase vs. an approx. $10 million bonus in lieu of a merit increase in Q4 2012.  The Company has not yet closed its books for Q4 2013 and year-end 2013. A number of items have not been finalized including insurance reserves (group medical, workers’ compensation, general and professional liability) and bad debt expense. 19 Revised Guidance Original Guidance Feb. 19, 2013 $506 million to $516 million January 13, 2014 $542 million to $545 million October 28, 2013 $533 million to $538 million Reflects 7.1% to 7.7% growth over 2012 including three quarters of sequestration

Revised Earnings Per Share Guidance (1)

Revised 2013 Guidance

Earnings per Share from Continuing Operations Attributable to HealthSouth (2)

$ 2.50 to $ 2.52

Considerations:

- ✓ Higher depreciation and amortization related to recent capital investments
- ✓ Assumes provision for income tax of approx. 40% in Q4 2013 (cash taxes expected to be $7 million for full year 2013)
- ✓ Includes the $1.31 per basic share income tax benefit related to the IRS settlement (slide 22)
- ✓ Share count reflects the repurchase of approx. 9.1 million shares in Q1 2013 through a tender offer.
- ✓ Includes the exchange of 257,110 shares of Convertible Perpetual Preferred Stock for $320 million of 2.0% Convertible Senior Subordinated Notes due 2043.

	EPS Guidance		
	Actual	Low	High
(In Millions, Except Per Share Data)	2012	2013	
Adjusted EBITDA	$ 505.9	$ 542	$ 545
Interest expense and amortization of debt discounts and fees	(94.1)	(101)	
Depreciation and amortization	(82.5)	(95)	
Stock-based compensation expense	(24.1)	(25)	
Other, including noncash loss on disposal of assets	(4.4)	(7)	
	300.8	314	317
Certain Nonrecurring Expenses:			
Government, class action, and related settlements	3.5	24	
Professional fees - accounting, tax, and legal	(16.1)	(9)	
Loss on early extinguishment of debt	(4.0)	(2)	
Gain on consolidation of St. Vincent Rehabilitation Hospital	4.9	-	
Pre-tax income	289.1	327	330
Income tax	(108.6)	(10)	(11)
Income from continuing operations (2)	180.5	317	319
Income allocated to participating securities	(2.2)	(4.0)	(4.0)
Convertible perpetual preferred dividends	(23.9)	(21.0)	(21.0)
Repurchase of convertible perpetual preferred stock	(0.8)	(72.0)	(72.0)
Basic shares	94.6	88.1	88.1
Diluted shares	108.1	102.1	102.1
Earnings per share (3)	$ 1.62 (3)	$ 2.50	$ 2.52

(1) The Company has not yet closed its books for Q4 and year-end 2013.
(2) Income from continuing operations attributable to HealthSouth
(3) See notes 2-5 on slide 29.

20

HEALTHSOUTH

2014 to 2016 Adjusted Free Cash Flow (1) Considerations (1) Reconciliation to GAAP is provided on slide 23. (2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, net settlements on interest rate swaps, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. Common stock dividends (approx. $16 million paid in Q4 2013) are not included in the calculation of adjusted free cash flow. (3) The Company has not yet closed its books for Q4 2013 or year-end 2013. (4) Net of amortization of debt discounts and fees (5) Approx. $21 million of preferred dividends will be incurred in 2013 while approx. $23 million will be paid due to cash payment of each declared preferred dividend on a quarter lag. 21 Certain Cash Flow Items (2) (millions) 2012 Actual 2013 Estimate (3) 2014 Assumptions • Cash interest expense (4) $90.4 $95 $100 • Cash payments for taxes, net of refunds $11.8 $7 $10 to $15 • Working capital and other $28.2 $5 to $15 $10 to $20 • Maintenance CAPEX $83.0 $87 $80 to $90 • Dividends paid on preferred stock $24.6 $23 (5) $6 Reflects: • Continued spending on the CIS and hospital refresh projects • Completion of delevering and refinancing $181 $243 $268 2010 2011 2012 Trailing 4 Qtrs Adjusted Free Cash Flow (1) (millions) $346

Income Tax Considerations GAAP Considerations: •As of 9/30/13, the Company’s federal NOL had a gross balance of approx. $1.0 billion. ― Includes the approx. $283 million increase in the federal NOL (on a gross basis) as a result of the April 25, 2013 agreements with the IRS • The Company has a remaining valuation allowance of approx. $36 million, primarily related to state NOLs. Cash Tax Payments: • In 2013, the Company expects to pay approx. $7 million of income tax, net of refunds. • In 2014, the Company expects to pay approx. $10 to $15 million of income tax, net of refunds. •HealthSouth is not currently subject to an annual use limitation (“AUL”) under Internal Revenue Code Section 382 (“Section 382”). An “ownership change,” as defined by Section 382, could subject the Company to an AUL, which would approximate the value of the Company at the time of the “ownership change” multiplied by the long- term tax exempt rate. 22

Adjusted Free Cash Flow

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Q3		9 Months		Full Year				
(Millions)	2013	2012	2013	2012	2012	2011	2010	2009	2008
Net cash provided by operating activities	$ 142.6	$ 107.2	$ 369.4	$ 302.2	$ 411.5	$ 342.7	$ 331.0	$ 406.1	$ 227.2
Impact of discontinued operations	1.2	0.2	1.4	(1.5)	(2.0)	(9.1)	(13.2)	(5.7)	(32.5)
Net cash provided by operating activities of continuing operations	143.8	107.4	370.8	300.7	409.5	333.6	317.8	400.4	194.7
Capital expenditures for maintenance [1]	(18.6)	(17.9)	(54.3)	(68.0)	(83.0)	(50.8)	(37.9)	(33.2)	(41.5)
Net settlements on interest rate swaps [2]	-	-	-	-	-	(10.9)	(44.7)	(42.2)	(20.7)
Dividends paid on convertible perpetual preferred stock	(5.7)	(5.8)	(17.2)	(18.9)	(24.6)	(26.0)	(26.0)	(26.0)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(10.2)	(13.6)	(34.1)	(37.6)	(49.3)	(44.2)	(34.4)	(32.6)	(33.4)
Non-recurring items:									
UBS Settlement proceeds, less fees to derivative plaintiffs' attorneys	-	-	-	-	-	-	-	(73.8)	-
Net premium paid (received) on bond issuance/redemption	-	-	-	-	1.9	22.8	-	-	-
Cash paid for professional fees - accounting, tax, and legal	1.7	4.1	5.3	13.2	16.1	21.0	17.2	15.3	18.2
Cash paid for government, class action, and related settlements	(4.6)	(2.6)	(5.9)	(2.6)	(2.6)	5.7	2.9	11.2	7.4
Income tax refunds related to prior periods	-	-	-	-	-	(7.9)	(13.5)	(63.7)	(89.4)
Adjusted free cash flow	**$ 106.4**	**$ 71.6**	**$ 264.6**	**$ 186.8**	**$ 268.0**	**$ 243.3**	**$ 181.4**	**$ 155.4**	**$ 9.3**

(1) Maintenance capital expenditures are expected to be $80 to $90 million in the next two to three years.
(2) Final swap payment of $10.9 million was made in March 2011.

23

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – See notes 1 and 2 on slide 29. (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Net income 65.9$ 179.0$ 72.3$ 317.2$ Loss (income) from disc ops, net of tax, attributable to HealthSouth 0.4 (0.1) 0.9 1.2 Net income attributable to noncontrolling interests (14.6) (13.8) (14.1) (42.5) Income from continuing operations attributable to HealthSouth (2) 51.7 0.48$ 165.1 1.66$ 59.1 0.59$ 275.9 2.69$ Gov't, class action, and related settlements - (2.0) (21.3) (23.3) Pro fees - acct, tax, and legal 1.4 2.2 4.2 7.8 Provision for income tax expense (benefit) 33.5 (86.5) 35.2 (17.8) Interest expense and amortization of debt discounts and fees 24.2 24.4 25.3 73.9 Depreciation and amortization 22.1 23.1 24.3 69.5 Other, including net noncash loss on disposal of assets 0.1 1.7 2.5 4.3 Stock-based compensation expense 6.3 6.5 6.2 19.0 Adjusted EBITDA (1) 139.3$ 134.5$ 135.5$ 409.3$ Weighted average common shares outstanding: Basic 94.0 86.1 86.2 88.7 Diluted 107.1 99.8 100.4 102.4 2013 9 MonthsQ1 Q2 Q3 24

Reconciliation of Net Income to Adjusted EBITDA (1)

(in millions, except per share data)	2012 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net income	$ 56.8		$ 59.9		$ 59.9		$ 59.3		$ 235.9	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.4		(3.5)		0.5		(1.9)		(4.5)	
Net income attributable to noncontrolling interests	(12.6)		(13.2)		(12.8)		(12.3)		(50.9)	
Income from continuing operations attributable to HealthSouth (2)	44.6	$ 0.39	43.2	$ 0.38	47.6	$ 0.44	45.1	$ 0.41	180.5	$ 1.62
Gov't, class action, and related settlements	-		-		(3.5)		-		(3.5)	
Pro fees - acct, tax, and legal	3.6		5.5		4.1		2.9		16.1	
Provision for income tax expense	29.1		26.9		28.1		24.5		108.6	
Interest expense and amortization of debt discounts and fees	23.3		23.0		23.5		24.3		94.1	
Depreciation and amortization	19.5		20.0		21.3		21.7		82.5	
Loss on early extinguishment of debt	-		-		1.3		2.7		4.0	
Gain on consolidation of St. Vincent Rehabilitation Hospital	-		-		(4.9)		-		(4.9)	
Other, including net noncash loss on disposal of assets	0.8		0.6		1.6		1.4		4.4	
Stock-based compensation expense	6.1		5.9		6.1		6.0		24.1	
Adjusted EBITDA (1)	$ 127.0		$ 125.1		$ 125.2		$ 128.6		$ 505.9	
Weighted average common shares outstanding:										
Basic		94.5		94.6		94.7		94.7		94.6
Diluted		108.7		108.0		108.1		108.0		108.1

(1) (2) – See notes 1-3 on slide 29.

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HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – See notes 1-3 on slide 29. 26 (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 91.5$ 32.3$ 68.3$ 62.5$ 254.6$ (Income) loss from disc ops, net of tax, attributable to HealthSouth (17.6) (2.5) (34.8) 5.0 (49.9) Net income attributable to noncontrolling interests (11.7) (10.4) (11.3) (12.5) (45.9) Income from continuing operations attributable to HealthSouth (2) 62.2 0.57$ 19.4 0.14$ 22.2 0.17$ 55.0 0.50$ 158.8 1.39$ Gov't, class action, and related settlements - (10.6) - (1.7) (12.3) Pro fees - acct, tax, and legal 3.8 8.4 4.0 4.8 21.0 Provision for income tax (benefit) expense (7.4) 11.2 18.1 15.2 37.1 Interest expense and amortization of debt discounts and fees 35.1 34.9 26.3 23.1 119.4 Depreciation and amortization 19.5 19.6 19.5 20.2 78.8 Loss on early extinguishment of debt - 26.1 12.7 - 38.8 Net noncash loss on disposal of assets 0.1 1.0 2.8 0.4 4.3 Stock-based compensation expense 4.2 5.3 4.9 5.9 20.3 Adjusted EBITDA (1) 117.5$ 115.3$ 110.5$ 122.9$ 466.2$ Weighted average common shares outstanding: Basic 93.1 93.3 93.3 93.3 93.3 Diluted 109.0 109.5 109.2 109.1 109.2 2011 Q1 Q2 Full YearQ3 Q4

Reconciliation of Net Income to Adjusted EBITDA [(1)]

	2010									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net income	$ 50.5		$ 57.5		$ 41.9		$ 789.9		$ 939.8	
Income from disc ops, net of tax, attributable to HealthSouth	(1.2)		(3.4)		(3.4)		(1.2)		(9.2)	
Net income attributable to noncontrolling interests	(9.8)		(10.2)		(10.1)		(10.7)		(40.8)	
Income from continuing operations attributable to HealthSouth [(2)]	39.5	$ 0.35	43.9	$ 0.40	28.4	$ 0.23	778.0	$ 7.15	889.8	$ 8.20
Gov't, class action, and related settlements	-		-		0.8		0.3		1.1	
Pro fees - acct, tax, and legal	2.9		5.7		5.2		3.4		17.2	
Loss (gain) on interest rate swaps	4.3		(0.3)		9.0		0.3		13.3	
Provision for income tax expense (benefit)	2.4		(1.3)		(0.4)		(741.5)		(740.8)	
Interest expense and amortization of debt discounts and fees	30.5		30.1		30.8		34.2		125.6	
Depreciation and amortization	17.5		17.8		18.4		19.4		73.1	
Net noncash loss on disposal of assets	-		0.4		0.1		0.9		1.4	
Loss on early extinguishment of debt	0.3		0.1		-		11.9		12.3	
Stock-based compensation expense	3.8		4.0		3.4		5.2		16.4	
Other	-		-		0.2		-		0.2	
Adjusted EBITDA [(1)]	$ 101.2		$ 100.4		$ 95.9		$ 112.1		$ 409.6	
Weighted average common shares outstanding:										
Basic		92.7		92.8		92.8		92.8		92.8
Diluted		108.0		108.2		108.3		108.8		108.5

(1) (2) – See notes 1-3 slide 29.

27

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA (1) (in millions, except per share data) Total Per Share Total Per Share Net income 281.8$ 128.8$ Income from disc ops, net of tax, attributable to HealthSouth (32.5) (17.7) Net income attributable to noncontrolling interests (29.4) (34.0) Income from continuing operations attributable to HealthSouth (2) 219.9 2.28$ 77.1 0.57$ Gain on UBS Settlement (121.3) - Gov't, class action, and related settlements (67.2) 36.7 Pro fees - acct, tax, and legal 44.4 8.8 Loss on interest rate swaps 55.7 19.6 Provision for income tax benefit (69.1) (2.9) Interest expense and amortization of debt discounts and fees 159.3 125.7 Depreciation and amortization 78.9 67.6 Impairment charges, including investments 2.4 1.4 Net noncash loss on disposal of assets 2.0 3.4 Loss on early extinguishment of debt 5.9 12.5 Stock-based compensation expense 11.7 13.4 Other - 0.4 Adjusted EBITDA (1) 322.6$ 363.7$ Weighted average common shares outstanding: Basic 83.0 88.8 Diluted 96.4 103.3 2008 2009 (1) (2) – See notes 1-3 on slide 29. 28

Reconciliation Notes 1. Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. 2. Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock and income allocated to participating securities. The difference in shares between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock. 3. In conjunction with the initiation of quarterly cash dividends in the third quarter of 2013, the Company revised its calculation to present earnings per share using the two-class method, which takes into consideration the impact of participating securities. Additional information regarding this revision and a computation of basic and diluted earnings per share can be found in Note 9, Earnings per Common Share, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the Form 10-Q for the quarterly period ended September 30, 2013. 4. Diluted earnings per share are the same as basic earnings per share due to antidilution. 5. The difference between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock (convertible into 8.1 million and 3.2 million common shares, respectively, as of year-end 2013). a. On November 18, 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company’s 6.5% Series A Convertible Perpetual Preferred Stock. The Company expects to record approx. $248 million as debt and approx. $72 million as equity. The convertible notes are convertible, at the option of the holders, at any time on or prior to the close of business on the business day immediately preceding December 1, 2043 into shares of the Company’s common stock at a conversion rate of approx. 25.22 shares per $1,000 in principal amount, which is equal to a conversion price of approximately $39.65 per share, subject to customary anti-dilution adjustments. The Company has the right to redeem the convertible notes before December 1, 2018 if the volume weighted average price of the Company’s common stock is at least 120% ($47.58) of the conversion price of the convertible notes for a specified period. On or after December 1, 2018, the Company may, at its option, redeem all or any part of the convertible notes. In either case, the redemption price will be equal to 100% of the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest. As a result of the transaction, the dividend on the convertible perpetual preferred stock was reduced from approx. $5.7 million per quarter to approx. $1.6 million per quarter. b. The 96,245 shares of preferred stock outstanding after the exchange transaction are convertible at the option of the holder, at any time into shares of common stock at a conversion price of $30.17 per share, which is equal to a conversion rate of approx. 33.15 shares of common stock per share of preferred stock, subject to a specified adjustment. We may at any time cause the shares of preferred stock to be automatically converted into shares of our common stock at the conversion rate then in effect if the closing price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the notice of forced conversion exceeds 150% ($45.25) of the conversion price of the preferred stock. 29